UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2011, Polaris Industries Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of Minnesota, the amendment to be effective as of close of business on September 12, 2011.  The amendment increases the number of common shares, par value $0.01 per share, that the Company has authority to issue from 80.0 million to 160.0 million.  The increase in the number of authorized common shares will occur in connection with the 2-for-1 stock split, effected in the form of a stock dividend, of the Company’s common stock approved by the Company’s Board of Directors on July 20, 2011 to be effective September 12, 2011.  A copy of the Articles of Amendment of Articles of Incorporation is attached hereto as Exhibit 3.a and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description
	3.a	Articles of Amendment of Articles of Incorporation of Polaris Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2011

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance and
Chief Financial Officer of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit
Number	Description
3.a	Articles of Amendment of Articles of Incorporation of Polaris Industries Inc.